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                                                                  EXHIBIT 10.100



                      CHANGE IN CONTROL SEVERANCE AGREEMENT



           THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the 1st day of August, 2004 by and between RAILAMERICA, INC., a Delaware corporation (the "Company"), and CHARLES SWINBURN (the "Officer").

                                    RECITALS:

                  The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Officer, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.

                  The Board believes it is imperative to diminish the inevitable distraction of the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Officer's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Officer with compensation arrangements upon a Change of Control which provide the Officer with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.


                                    AGREEMENT

           NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

l. CERTAIN DEFINITIONS

           (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Officer's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination; provided that if the Officer's employment with the Company is terminated within the six months immediately preceding the date on which a Change in Control occurs, then the termination of employment shall be presumed to have arisen in anticipation of a Change of Control unless shown to the contrary by clear and convincing evidence.

           (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; PROVIDED, HOWEVER, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period


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shall be automatically extended so as to terminate three years from such Renewal
Date, unless at least sixty (60) days prior to the Renewal Date the Company shall give written notice to the Officer that the Change of Control Period shall not be so extended.

2. CHANGE OF CONTROL

         For the purpose of this Agreement, a "Change of Control" shall mean:

                  (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest; or (3) any employee benefit plan of the Company or any of its subsidiaries.

                  (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation, (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

3. EMPLOYMENT PERIOD

           If and only in the event that the Officer is an officer, elected or otherwise designated by the Board, of the Company or one of its subsidiaries as of the Effective Date, the Company hereby agrees to continue the Officer in its employ, and the Officer hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the third


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anniversary of such date (the "Employment Period"). In the event that the
Officer is not an officer, elected or otherwise designated by the Board, of the Company or one of its subsidiaries as of the Effective Date, then this Agreement shall immediately terminate and no longer have any force or effect. Notwithstanding anything to the contrary herein, in the event that the Officer ceases to be an officer, elected or otherwise designated by the Board, within the six (6) months immediately preceding the Effective Date, then the Officer shall be deemed to be an officer, elected or otherwise designated by the Board, of the Company or one of its subsidiaries as of the Effective Date unless the Company demonstrates by clear and convincing evidence that such cessation was not in connection with or in anticipation of a Change in Control.

4. TERMS OF EMPLOYMENT

         (a) POSITION AND DUTIES.

                  (i) During the Employment Period, (1) the Officer's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 180-day period immediately preceding the Effective Date, and (2) the Officer's services shall be performed at the location where the Officer was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Officer is entitled, the Officer agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Officer hereunder, to use the Officer's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Officer to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (3) manage personal investments, so long as such activities do not significantly interfere with the performance of the Officer's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Officer prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Officer's responsibilities to the Company.

         (b) COMPENSATION.

                  (i) BASE SALARY. During the Employment Period, the Officer shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Officer by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key officers of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Officer under this Agreement. Base Salary shall not be reduced after any such increase.


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                  (ii) ANNUAL BONUS. In addition to Base Salary, the Officer shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to any then-established incentive compensation plan(s) of the Company or otherwise) in cash at least equal to the greater of (x) the average of the bonuses payable to the Officer from the Company and its subsidiaries in the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs, or (y) the bonus that would be payable for the fiscal year if such bonus was determined based upon the same formula, terms, and conditions as was used to determine the Officer's bonus for the fiscal year immediately preceding the fiscal year in which the Effective Date occurs. Nothing in this Agreement shall require the payment of an Annual Bonus prior to the Effective Date.

                  (iii) INCENTIVE SAVINGS AND RETIREMENT PLANS. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Officer shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to similar key officers of the Company (including its successors or assigns) and its affiliates, in each case comparable to those in effect on the Effective Date or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Officer with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Officer under such plans, practices, policies and programs as applicable to the Officer at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer, as provided at any time thereafter.

                  (iv) WELFARE BENEFIT PLANS. During the Employment Period, the Officer and/or the Officer's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable benefits applicable to the Officer under such plans, practices, policies and programs in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer and/or the Officer's family, as in effect at any time thereafter.

                  (v) EXPENSES. During the Employment Period, the Officer shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Officer in connection with the business of the Company in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer, as in effect at any time thereafter with respect to other key Officers.



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                  (vi) FRINGE BENEFITS. During the Employment Period, the
         Officer shall be entitled to fringe benefits, in accordance with the benefits applicable to the Officer under the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer, as in effect at any time thereafter with respect to other key officers.

                (vii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Officer shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Officer by the Company and its subsidiaries at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer, as provided at any time thereafter with respect to other key officers of the Company and its subsidiaries.

                (viii) VACATION. During the Employment Period, the Officer shall be entitled to paid vacation in accordance with the benefits applicable to the Officer under the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer, as in effect at any time thereafter.

5. TERMINATION

         (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Officer's death. If the Company determines in good faith that the Disability of the Officer has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Officer written notice of its intention to terminate the Officer's employment. In such event, the Officer's employment with the Company shall terminate effective on the later of (i) the 30th day after receipt of such notice by the Officer (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Officer shall not have returned to full-time performance of the Officer's duties, or (ii) the Officer is eligible to receive disability benefits under the Company's long-term disability plan (if any) then in effect, then the date on which the Officer begins receiving such disability benefits (the "Disability Effective Date"). For purposes of this Agreement, "Disability" means a mental or physical incapacity, illness or disability which renders the Officer unable to perform his duties and responsibilities for the Company and which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Officer or the Officer's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) CAUSE. The Company may terminate the Officer's employment for "Cause." Any termination for Cause pursuant to this Section 5(b) shall be made in writing to the Officer, which shall set forth in detail all acts or omissions upon which the Company is relying for such termination (the "Notice"). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty taken by the Officer and intended to result in substantial personal enrichment of the Officer at the expense of the Company, (ii) repeated violations by the Officer of the Officer's obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Officer's part and which are materially harmful to the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company to the Officer, or (iii) the conviction of the Officer of a felony crime. Nothing herein shall limit the right of the Officer or his beneficiaries to contest the validity or propriety of any such determination.



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         (c) GOOD REASON. The Officer's employment may be terminated by the
Officer for "Good Reason". For purposes of this Agreement, "Good Reason" means:

                  (i) the assignment to the Officer of any duties inconsistent in any respect with the Officer's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Officer;

                  (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Officer;

                  (iii) the Company's requiring the Officer to be based at any office or location other than that described in Section 4(a)(i)(2) hereof, except for travel reasonably required in the performance of the Officer's responsibilities consistent with practices in effect prior to the Effective Date;

                  (iv) any purported termination by the Company of the Officer's employment otherwise than as expressly permitted by this Agreement; or


                  (v) any failure by the Company to comply with and satisfy
         Section 9(c) of this Agreement.


                   Anything in this Agreement to the contrary notwithstanding, a termination by the Officer for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

         (d) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Officer for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Officer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Officer hereunder or preclude the Officer from asserting such fact or circumstance in enforcing his rights hereunder.

         (e) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; PROVIDED, HOWEVER, that (i) if the Officer's employment is


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terminated by the Company other than for Cause or Disability, the Date of
Termination shall be the date on which the Officer receives the Company's notice of such termination, and (ii) if the Officer's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Officer or the Disability Effective Date, as the case may be.

6. OBLIGATIONS OF THE COMPANY UPON TERMINATION

         (a) DEATH. If during the Employment Period the Officer's employment is terminated by reason of the Officer's death, this Agreement shall terminate without further obligation to the Officer's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Officer as of the Date of Termination, including, for this purpose (i) the Officer's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the 180-day period preceding the Effective Date through the Date of Termination (the "Highest Base Salary"), (ii) the product of the Annual Bonus paid to the Officer for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and
(iii) any compensation previously deferred by the Officer (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Officer's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Officer's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries to surviving families of similar officers of the Company and such subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer and/or the Officer's family, as in effect on the date of the Officer's death with respect to other similar key officers of the Company and its subsidiaries and their families.

         (b) DISABILITY. If during the Employment Period the Officer's employment is terminated by reason of the Officer's Disability, this Agreement shall terminate without further obligations to the Officer, other than those obligations accrued or earned and vested (if applicable) by the Officer as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Officer in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Officer shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to similar disabled employees and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Officer and/or the Officer's family, as in effect at any time thereafter with respect to other similar key officers and their families.


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         (c) CAUSE: OTHER THAN FOR GOOD REASON. If during the-Employment Period, the Officer terminates his employment other than for Good Reason, or the Officer's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligation to the Officer, other than those obligations accrued or earned and vested (if applicable) by the Officer through the Date of Termination, including for this purpose, all Accrued Obligations.
All amounts required to be paid to the Officer pursuant to this Section 6(c) shall be paid to the Officer in a lump sum in cash within 30 days of the Date of Termination.

         (d) GOOD REASON: OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, the Company shall terminate the Officer's employment other than for Cause, Disability or death, or if the Officer shall terminate his employment for Good Reason, then:

                  (i) the Company shall pay to the Officer in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:


                      1. to the extent not theretofore paid, the Officer's
                  Highest Base Salary through the Date of Termination; and

                      2. the product of (x) the Annual Bonus paid to the Officer for the last full fiscal year (if any) ending during the Employment Period or, if higher, the Annual Bonus paid to the Officer for the last full fiscal year prior to the Effective Date (as applicable, the "Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

                      3. the product of (x) three (3), and (y) the sum of (i)
                  the Highest Base Salary and (ii) the Recent Bonus; and

                      4. in the case of compensation previously deferred by the
                  Officer, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                      5. all other amounts accrued or earned by the Officer
                  through the Date of Termination and amounts otherwise owing under the then existing plans and policies at the Company; and

                  (ii) The Company shall pay the Officer the individual Performance Awards payable to him under the RAILAMERICA, INC. LONG TERM INCENTIVE PROGRAM (the "Program"), for each Performance Period that has begun but not yet ended under the Program on the Date of Termination, as if the Officer had remained employed by the Company through the end of each of those Performance Periods, any provision in the Program to the contrary notwithstanding. The Payments for each such Performance Period shall be calculated and paid in the amount, time, and manner provided under the Program.

                  (iii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Officer and/or the Officer's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Officer's employment had not been terminated, including health, dental, disability insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries during the 180-day period immediately preceding the


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         Effective Date or, if more favorable to the Officer, as in effect at any time thereafter with respect to similar officers and their families and, for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Officer shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

         (e) TERMINATION BEFORE OR AFTER EMPLOYMENT PERIOD. If the Officer's employment with the Company terminates or is terminated either before or after the Employment Period, then the provisions of paragraphs (a) through (d) of this
Section 6 shall not apply, and the rights and obligations of the Officer and the Company relating to such termination of employment shall be determined without regard thereto.

         (f) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Officer's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Officer may qualify, nor shall anything herein limit or otherwise affect such rights as the Officer may have under any stock option or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Officer is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

         (g) NO SET-OFF OR MITIGATION; PAYMENT OF LEGAL FEES AND EXPENSES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Officer or others. In no event shall the Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Officer may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company (including its successors, assigns or affiliates) or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Officer about the amount of any payment pursuant to Section 7 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

7. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Officer (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, (including any additional payments required under this Section 7) (a "Payment") would be subject to an excise tax imposed by Section 4999 (or its successor or other provision which imposes a similar excise tax) of the Internal Revenue Code of 1986, as amended (the "Code"), any excise tax that may be imposed by a state and/or local law, or any interest or penalties incurred by the Officer with respect to any such excise taxes (such excise taxes, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Officer (a "Gross-Up Payment") in an amount such that after payment by the Officer of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Officer retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of


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the inclusion of the Gross-Up Payment in the Officer's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Officer shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (b) Subject to the provisions of paragraph (c) of this Section 7, all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Officer within 15 business days of the receipt of notice from the Officer that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Officer shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Officer within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Officer, it shall furnish the Officer with a written opinion that failure to report the Excise Tax on the Officer's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Officer. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 7 and the Officer thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Officer.

         (c) The Officer shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Officer is informed in writing of such claim and shall apprise the Company of the nature of such claim


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

and the date on which such claim is requested to be paid. The Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, the Officer shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Officer harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Officer to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Officer to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Officer, on an interest-free basis, and shall indemnify and hold the Officer harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Officer of an amount advanced by the Company pursuant to Section 7(c), the Officer becomes entitled to receive any refund with respect to such claim, the Officer shall (subject to the Company's complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Officer of an amount advanced by the Company pursuant to Section 7(c), a determination-is made that the Officer shall not be entitled to any refund with respect to such claim and the Company does not notify the Officer in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.



8. CONFIDENTIAL INFORMATION

         The Officer shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Officer during the Officer's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Officer or his representatives in violation of this Agreement). After termination of the Officer's employment with the Company, the Officer shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Officer under this Agreement.

9. SUCCESSORS

         (a) This Agreement is personal to the Officer and without the prior written consent of the Company shall not be assignable by the Officer otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Officer's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10. MISCELLANEOUS

         (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified, otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    IF TO THE OFFICER:

                    Charles Swinburn
                    RailAmerica, Inc.
                    5300 Broken Sound Boulevard, NW
                    2nd  Floor
                    Boca Raton, Florida 33487

                    IF TO THE COMPANY:

                    RailAmerica, Inc.
                    5300 Broken Sound Boulevard, NW
                    2nd  Floor
                    Boca Raton, Florida 33487
                    Attn:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Officer's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Agreement contains the entire understanding of the Company and the Officer with respect to the subject matter hereof.

         (g) The Officer and the Company acknowledge that, except as set forth in any written employment agreement between the Officer and the Company and effective from and after the date hereof, the employment of the Officer by the Company is "at will", and, prior to the Effective Date, may be terminated by either the Officer or the Company at any time. Upon a termination of the Officer's employment prior to the Effective Date, there shall be no further rights of the Officer under this Agreement.

         IN WITNESS WHEREOF, the Officer has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                            /s/ CHARLES SWINBURN
                                             -------------------------------
                                            CHARLES SWINBURN



                                            RAILAMERICA, INC., a Delaware
                                            Corporation


                                            By: /s/ FERD C. MEYER, JR.
                                               -----------------------------
                                               Name:  FERD. C. MEYER, JR.
                                               Title: Chairman, Compensation
                                                      Committee of the Board


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